SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                    July 13, 2001

Jenny Craig, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10887	33-0366188

(Commission File Number)	(IRS Employer Identification No.)

11355 North Torrey Pines Road, La Jolla, California	92037

(Address of Principal Executive Offices)	(Zip Code)

(858) 812-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 2. Acquisition or Disposition of Assets
Item 7.
Exhibit 10

Item 2. Acquisition or Disposition of Assets

     As previously announced, on July 13, 2001 Jenny Craig, Inc. (“JCI” or the “Company”) sold to National University for a purchase price of $21,000,000 real property located at 11355 North Torrey Pines Road, La Jolla, California which was used as the corporate headquarters of the Company. After repayment of related indebtedness and expenses of sale, the Company received approximately $15,000,000 in net cash proceeds which will not be subject to tax because of existing net operating loss carryforwards. The gain on the sale of the building will be recorded in the quarter ending September 30, 2001. The Company will be able to continue to occupy the building until June 30, 2002 while it pursues relocation.

Item 7.

     Exhibit 10. Purchase and Sale Agreement and Joint Escrow Instructions dated June 12, 2001 by and between Jenny Craig Operations, Inc. and National University.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JENNY CRAIG, INC. (Registrant)

Date September 21, 2001	By	/s/ JAMES S. KELLY

JAMES KELLY, Vice President and Chief Financial Officer